UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 1, 2025	(June 30, 2025)
Date of Report (Date of earliest event reported)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware Ohio	43015
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Former name, former address and former fiscal year, if changed since last report: Not Applicable

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

(a) Sale and Purchase Agreement for Greif Containerboard Solutions, LLC and Box-Board Holding Corporation
On June 30, 2025, Greif Packaging LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Seller”), and the Company, as guarantor, entered into a definitive Purchase and Sale Agreement (the “Agreement”) with Packaging Corporation of America, Inc., a Delaware corporation (“Purchaser”), pursuant to which Purchaser will acquire all of the issued and outstanding equity interests of Seller in Greif Containerboard Solutions, LLC, a Delaware limited liability company (“GCS”), and Box-Board Holding Corporation, a Delaware corporation (“BBH”), for a purchase price of $1.8 billion, subject to certain adjustments. In accordance with a contribution agreement between Seller and GCS, Seller will contribute all of its containerboard business, including containerboard mills and sheet feeder facilities and related equipment and other assets, to the capital of GCS.
The Agreement provides that closing of the contemplated transactions is subject to the satisfaction or waiver of certain conditions, including, among other things, the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
The Agreement may be terminated, and the subject transaction may be abandoned at any time prior to the closing, as follows: (i) by mutual written agreement of Seller and Purchaser; (ii) by either Seller or Purchaser if the closing has not occurred on or before June 30, 2026 (subject to an extension exercisable by either party of 90 days, subject to the terms and conditions of the Agreement, and to a second 90 day extension exercisable by Seller, subject to the terms and conditions of the Agreement); (iii) by either Seller or Purchaser if any governmental order prohibiting the transactions contemplated by the Agreement become final and nonappealable; (iv) by Seller in connection with certain breaches by Purchaser of its representations, warranties, covenants or other agreements in the Agreement, subject to a cure period; and (v) by Purchaser in connection with certain breaches by Seller of its representations, warranties, covenants or other agreements in the Agreement, subject to a cure period.
Investors should not rely on the representations, warranties, covenants and other agreements in the Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller, or GCS or BBH or any of its other subsidiaries. Moreover, information concerning the subject matter of the representations, warranties, covenants and other agreements may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company.
The descriptions of the Agreement and the transactions contemplated thereby contained in Item 1.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01.     Regulation FD Disclosure.

On July 1, 2025, the Company issued a press release announcing the divestiture of Greif Containerboard Solutions, LLC and Box-Board Holding Corporation. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(a)        Exhibits.

Exhibit No.	Description
10.1	Sale and Purchase Agreement dated as of June 30, 2025, among the Seller and the Purchaser.
99.1	Press release issued by Greif, Inc. on July 1, 2025, regarding its divestiture of Greif Containerboard Solutions, LLC and Box-Board Holding Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: July 1, 2025	By	/s/ Gary R. Martz
Gary R. Martz, Executive Vice President